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                                                                       EXHIBIT 2



                                   BY-LAWS OF
                           THOMPSON PLUMB FUNDS, INC.

                                    ARTICLE I

                             SHAREHOLDERS' MEETINGS


Section 1. Place of Meetings. The Board of Directors may designate any place, either within or without the State of Wisconsin, as the place of meeting for any meeting of shareholders. If no designation is made, the place of meeting shall be the principal business office of the Corporation.

Section 2. Annual Meeting. For so long as the Corporation is registered under the federal Investment Company Act of 1940, as amended (the "1940 Act"), the Corporation shall not be required to hold an annual meeting of shareholders in any year in which none of the following matters is required to be acted on by shareholders under the 1940 Act:

         a.    Election of Directors.
         b.    Approval of the investment advisory agreement.
         c.    Ratification of the selection of independent public accountants.
         d.    Approval of a distribution agreement.

Section 3. Special Meeting. Special meetings of the shareholders may be called by the board of directors, the chairman, president, and vice-president, or the secretary, and shall be called by the secretary upon the written request of the holders of shares entitled to not less than 10% of all the votes entitled to be cast at such meeting.

Section 4. Absence of Quorum. If at any meeting a quorum is not present or represented, the chairman of the meeting or the holders of a majority of the stock present or represented may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. At such adjourned meeting at which a quorum is present or represented, any business may be transacted which might have been transacted at the meeting as originally called.

Section 5. Conduct of Meeting. At all meetings of shareholders, unless the voting is conducted by inspectors, all questions relating to the qualification of voters, the validity of proxies and the acceptance or rejection of votes shall be decided by the chairman of the meeting.

Section 6. Proxies. At all meetings of shareholders a shareholder entitled to vote may vote in person or by proxy appointed in writing by the shareholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the secretary of the corporation before or at the time of the meeting. Unless otherwise provided in the proxy, the proxy may be revoked at any time before it is voted, either by written notice filed with the secretary or the acting



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secretary of the meeting or by oral notice given by the shareholder to the chairman of the meeting during the meeting. The presence of a shareholder who has filed his proxy shall not of itself constitute a revocation.


                                 ARTICLE II


                                  DIRECTORS

Section 1.     Number.  The number of directors of the corporation shall be six
(6). Directors shall serve until their successors have been elected, or until his or her prior death, resignation or removal.

Section 2. First Meeting of Newly Elected Board. The first meeting of each newly elected board of directors shall be held without notice immediately after and at the same general place as the meeting of the shareholders at which the election was held, for the purpose of electing officers and transacting any other business that may properly come before the meeting.

Section 3. Regular Meetings. Regular meetings of the board of directors may be held without notice at such time and place as shall from time to time be determined by the board.

Section 4. Special Meetings. Special meetings of the board of directors may be called at any time either by the board, the chairman, president, a vice president or a majority of the directors in writing with or without a meeting. Notice of special meetings shall either be mailed by the secretary to each director at least three days before the meeting or shall be given personally or telegraphed to each director at least one day before the meeting. Such notice shall set forth the time and place of such meeting but need not, unless otherwise required by law, state the purposes of the meeting.

Section 5. Absence of Quorum. If at any meeting a quorum is not present, a majority of the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

Section 6. Executive and Other Committees. The board of directors may appoint from among its members and executive and other committees composed of three or more directors. The board may delegate to such committees in the intervals between meetings of the board any or all of the powers of the board to manage the business and affairs of the corporation except to the extent limited by statute.


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                                 ARTICLE III

                                  OFFICERS

Section 1. Election and Qualification. At the first meeting of each newly elected board of directors there shall be elected a chairman of the board and chief executive officer, president and chief operating officer, one or more vice presidents, a secretary and a treasurer. The chairman of the board and chief executive officer is sometimes referred to in these bylaws, in resolutions adopted by the board of directors and in other documents pertaining to the corporation as the "chairman," the "chairman of the board," or the "chief executive officer," and the president and chief operating officer, as the "president" or the "chief operating officer." The board may also elect one or more assistant secretaries and assistant treasurers. No officer need be a director. Any two or more offices, except the offices of president and vice president and the offices of president and secretary, may be held by the same person.

Section 2. Term and Vacancies. The officers shall be elected to serve until the first meeting of the next newly elected board of directors and until their successors are elected and qualify. Election or appointment to office shall not of itself create contract rights. A vacancy in any office may be filled by the board for the unexpired term.

Section 3. Chairman. The chairman of the board shall be the chief executive officer of the corporation, shall preside at all meetings of the board of directors and all meetings of the shareholders and shall have such other powers and perform such duties as are specified in these bylaws and as may from time to time be assigned to him by the board of directors.

        The chairman of the board shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the board of directors are carried into effect. The chairman of the board shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation. The chairman of the board shall have general powers of supervision and shall be the final arbiter of all differences between officers of the corporation, and such decision as to any matter affecting the corporation shall be final and binding as between the officers of the corporation subject only to its board of directors.

Section 4. President. The president shall be the chief operating officer of the corporation, and shall in the absence of the chairman of the board perform the duties and exercise the powers of the chief executive officer. The president shall have concurrent power with the chairman of the board to sign bonds, mortgages, certificates for shares and other contracts and documents requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where signing and execution thereof shall be expressly delegated by the board of directors to some other officer

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or agent of the corporation. In general, the president shall perform all duties incident to the office of president and such other duties as the chairman of the board or the board of directors may from time to time prescribe.

Section 5. Vice Presidents. The vice president, or if there be more than one, the vice presidents in the order determined by the board of directors, shall, in the absence or disability of the president, perform the duties and exercise the powers as the board may from time to time prescribe or the president delegate.

Section 6. Secretary and Assistant Secretaries. The secretary shall give notice of, attend and record the minutes of the meetings of shareholders and directors, keep the corporate seal and affix the same to any instrument requiring it, and shall have such further duties and powers as are incident to his office or as the board may from time to time prescribe. The assistant secretary, if any, or, if there be more than one, the assistant secretaries in the order determined by the board, shall in the absence or disability of the secretary, perform the duties in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary, and shall have such other duties as the board may from time to time prescribe or the secretary delegate.

Section 7. Treasurer and Assistant Treasurers. The treasurer shall be the principal financial and accounting officer of the corporation. He shall be responsible for the custody and supervision of the corporation's books of account and subsidiary accounting records, and shall have such further duties and powers as are incident to his office or as the board of directors may from time to time prescribe. The assistant treasurer, if any, or, if there be more than one, the assistant treasurers in the order determined by the board, shall in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer, and shall have such other duties and powers as the board may from time to time prescribe or the treasurer delegate.


                                 ARTICLE IV

                    STOCK CERTIFICATES AND TRANSFER BOOKS

Section 1. Lost Certificates. The board of directors may direct a new stock certificate to be issued in place of any stock certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen, destroyed or mutilated (or may delegate such authority to one or more officers of the corporation) upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen, destroyed or mutilated. The board of such officer may, in its or his discretion, require the owner of such certificate or his legal representative to give bond with sufficient surety to the corporation to indemnify it against any loss or claim which may arise or expense which may be incurred by reason of the issuance of a new certificate.


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Section 2.     Stock Ledger. The corporation shall maintain at its office in
Madison, Wisconsin, or at the office of its principal transfer agent, if any, a stock ledger containing the names and addresses of all shareholders and the number of shares held by each shareholder.

Section 3. Registered Shareholders. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as such, as the owner of shares for all purposes, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Wisconsin.

Section 4. Transfer Agent and Registrar. The corporation may maintain one or more transfer offices or agencies, each in charge of a transfer agent designated by the board of directors, where the shares of stock of the corporation shall be transferable. The corporation may also maintain one or more registry offices, each in charge of a registrar designated by the board, where such shares of stock shall be registered.

Section 5. Small Accounts. The corporations may pursuant to and in accordance with Article 4C of the Articles of Incorporation redeem all of the shares of the common stock of the corporation held by any holder if the value of such shares held by such holder is less than $1,000.



                                      ARTICLE V

                             GENERAL PROVISIONS

Section 1. Seal. The corporate seal shall have inscribed thereon the name of the corporation, and the words "Corporate Seal" and "Wisconsin". The seal may be used by causing it or a facsimile thereof to be impressed, affixed, reproduced or otherwise.

Section 2. Fiscal Year. The fiscal year of the corporation shall be fixed by the board of directors.

Section 3. Voting of Stock. Unless otherwise approved by the board of directors, the chairman shall have full power and authority, in the name and on behalf of the corporation, (i) to attend, act and vote at any meeting of shareholders of any company in which the corporation may own shares of stock of record, beneficially (as the proxy or attorney-in-fact of the record holder) or of record and beneficially, and (ii) to give voting directions to the record shareholder of any such stock beneficially owned. At any such meeting, he shall possess and may exercise any and all rights and powers incident to the ownership of such shares which, as the holder or beneficial owners and proxy of the holder thereof, the corporation might possess and exercise if personally present, and may delegate such power and authority to any officer, agent or employee of the corporation. The chairman or any duly



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authorized officer, agent or employee of the corporation may appoint one or more proxies to vote any such shares.

Section 4.     Indemnification.

       A. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of no contest or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful;

       B. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment or decree in its favor by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and except that no indemnification shall be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper;

       C. To the extent that a director or officer of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in clauses A or B, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred by him in conjunction therewith;




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       D.      Notwithstanding clauses A and B, no person shall be indemnified or insured by the corporation against any liability to the corporation or its shareholders to which such person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such person's office. The standards referred to in this clause D and in clauses A and B above that must be met in order to entitle a person to indemnification are referred to herein as the "Required Standards";

       E. Any indemnification under clauses A or B, unless ordered by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he has met the Required Standards. Such determination shall be deemed to have been made if (1) the court or body before home the action, suit or proceeding is brought with respect to which indemnification is sought determines, in a final decision on the merits, that the person was not liable by reason of failure to have met the Required Standards or (2) in the absence of a determination referred to in subclause (1) above, a majority of a quorum of disinterested, non-party directors or independent legal counsel in a written opinion make a reasonable determination, based upon a review of the facts, that such person was not liable by reason of failure to have met the Required Standards;

       F. Expenses (including attorneys' fees) incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized in the specific case by a determination by a majority of a quorum of disinterested, non-party directors, or independent legal counsel in a written opinion, based on a review of readily available facts, that there is reason to believe that such person ultimately will be found entitled to indemnification and upon receipt of an undertaking by or on behalf of the director or officer to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized in this Article;

       G. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in any capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person;

       H. The corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article.



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                                 ARTICLE VI

                            AMENDMENT OF BY-LAWS

Section 1. By Shareholders. These By-laws may be altered, amended or repealed and new By-laws may be adopted by the shareholders.

Section 2. By Directors. These By-laws may also be altered, amended or repealed and new Bylaws may be adopted by the board of directors; but no by-law adopted by the shareholders shall be amended or repealed by the board of directors if the by-law so adopted so provides.

Section 3. Implied Amendments. Any action taken or authorized by the shareholders or by the board of directors, which would be inconsistent with the By-laws then in effect but is taken or authorized by the affirmative vote of not less than the number of shares or the number of directors required to amend the By-laws so that the By-laws would be consistent with such action, shall be given the same effect as though the By-laws had been amended or suspended so far, but only so far, as is necessary to permit the specific action so taken or authorized.



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